COLFAX REPORTS FIRST QUARTER 2013 RESULTS
FULTON, MD - April 25, 2013 - Colfax Corporation (NYSE: CFX) today announced its financial results for the first quarter ended March 29, 2013. On a year-over-year basis, highlights for the first quarter include:
First Quarter of 2013 (all comparisons versus the first quarter of 2012)

•	Net income of $22.6 million ($0.21 per share); adjusted net income (as defined below) of $33.6 million ($0.26 per share)

•	Net sales of $947.1 million, an increase of 6.8% from Q1 2012 net sales of $886.4 million (an organic decrease of 2.7%)

•	Operating income of $72.3 million; adjusted operating income (as defined below) of $78.2 million

•	First quarter gas- and fluid-handling orders of $502.1 million compared to orders of $497.5 million in Q1 2012, an increase of 0.9% (an organic decrease of 4.3%)

•	Gas- and fluid-handling backlog of $1.4 billion at period end
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decrease) and organic order growth (decrease) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, “We are pleased to report results for the first quarter that exceeded our expectations. Although sales fell short of our targets, we benefited from strong operating margins in both segments, reflecting the impact of our improvement plans. Overall, the underlying market drivers for our long cycle gas- and fluid-handling business remain positive. Sales and orders for the quarter in this business were impacted by trends specific to individual sectors and we anticipate solid growth in the segment for the balance of 2013. Demand remained soft in the fabrication technology segment, but we continue to demonstrate that we can improve margins in the segment without sales growth. We remain excited about the future of both of our businesses and will continue to focus on our improvement initiatives and programs to deliver organic growth. We were also pleased with the refinancing of our debt during the quarter, which will result in reduced interest expense in future periods.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline) and organic order growth (decline). Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos coverage litigation expense, restructuring and other related charges, expenses related to the Charter acquisition and fair value adjustments related to the ESAB and Howden inventory and backlog amortization expense to the extent they impact the periods presented. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 30.5% and 31% for the first quarters of 2013 and 2012, respectively. Organic sales growth (decline) and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos insurance coverage issues, expenses and significant year-one fair value adjustment amortization expense related to the Charter acquisition and major restructuring programs.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, April 25, 2013 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 35603512, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Scott Brannan, Chief Financial Officer
Colfax Corporation
301-323-9005
Scott.Brannan@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2013	March 30, 2012

Net sales	$947,143	$886,366
Cost of sales	656,418	644,660
Gross profit	290,725	241,706
Selling, general and administrative expense	212,478	212,056
Charter acquisition-related expense	—	42,851
Restructuring and other related charges	4,214	8,643
Asbestos coverage litigation expense	1,706	2,287
Operating income (loss)	72,327	(24,131)
Interest expense	23,289	18,982
Income (loss) before income taxes	49,038	(43,113)
Provision for income taxes (1)	16,763	57,348
Net income (loss)	32,275	(100,461)
Less: income attributable to noncontrolling interest, net of taxes	4,640	5,137
Net income (loss) attributable to Colfax Corporation	27,635	(105,598)
Dividends on preferred stock	5,082	3,734
Net income (loss) available to Colfax Corporation common shareholders	$22,553	$(109,332)
Net income (loss) per share - basic and diluted	$0.21	$(1.33)
__________
(1) Provision for income taxes for the first quarter of 2012 was significantly impacted by the reassessment of certain deferred tax assets as of the date of the Charter acquisition, which resulted in an increase in the Company's valuation allowance, and the Charter acquisition-related expenses that are either not deductible for tax purposes or were incurred in jurisdictions where no tax benefit can be recognized.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2013	March 30, 2012
Adjusted Operating Income
Operating income (loss)	$72,327	$(24,131)
Restructuring and other related charges	4,214	8,643
Charter acquisition-related expense	—	42,851
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	33,705
Asbestos coverage litigation expense	1,706	2,287
Adjusted operating income	$78,247	$63,355
Adjusted operating income margin	8.3%	7.1%

Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) attributable to Colfax Corporation	$27,635	$(105,598)
Restructuring and other related charges	4,214	8,643
Charter acquisition-related expense	—	42,851
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	33,705
Asbestos coverage litigation expense	1,706	2,287
Tax adjustment(1)	—	43,592
Adjusted net income	33,555	25,480
Adjusted net income margin	3.5%	2.9%
Dividends on preferred stock	5,082	3,734
Adjusted net income available to Colfax Corporation common shareholders	28,473	21,746
Less: net income attributable to participating securities(2)	3,655	2,757
	$24,818	$18,989
Weighted-average shares outstanding - diluted	95,153,498	82,851,827
Adjusted net income per share	$0.26	$0.23

Net income (loss) per share— basic and diluted (in accordance with GAAP)	$0.21	$(1.33)
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 30.5% and 31% for the first quarters of 2013 and 2012, respectively.

(2) Adjusted net income per share was calculated consistently with the two-class method in accordance with GAAP as the Series A preferred stock are considered participating securities. Losses are not allocated to the preferred stock.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended March 30, 2012	$886.4		$497.5		$1,372.8

Components of Change:
Existing Businesses	(24.0)	(2.7)%	(21.5)	(4.3)%	59.0	4.3%
Acquisitions(1)	105.2	11.9%	33.5	6.7%	19.8	1.4%
Foreign Currency Translation	(20.5)	(2.4)%	(7.4)	(1.5)%	(8.2)	(0.6)%

Total	60.7	6.8%	4.6	0.9%	70.6	5.1%

As of and for the three months ended March 29, 2013	$947.1		$502.1		$1,443.4

(1) Represents the incremental sales, orders and order backlog as a result of our acquisitions of Charter, Soldex and Co-Vent. The impact related to the Charter Acquisition represents 12 days of activity for ESAB and Howden as the acquisition closed on January 13, 2012.